EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-44013, Form S-8 No. 333-88581, Form S-8 No. 333-95029 and Form
S-8 333-40204) of Overseas Shipholding Group, Inc. of our report dated February 20, 2002, with respect to the consolidated financial statements of Overseas Shipholding Group, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                                   ERNST & YOUNG

New York, New York
March 25, 2002